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                                                                    EXHIBIT 99.1

                           [THE SPORTS CLUB COMPANY]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                              CONT ACT: JOHN M. GIBBONS
                                                   PRESIDENT AND
                                                   CHIEF OPERATING OFFICER
                                                   THE SPORTS CLUB COMPANY, INC.
                                                   (310) 479-5200


                        THE SPORTS CLUB COMPANY COMPLETES
                 OFFERING OF $100,000,000 OF SENIOR SECURED NOTES


LOS ANGELES, CA (April 5, 1999) -- The Sports Club Company, Inc. (AMEX: SCY) today announced the completion of its private offering of $100,000,000 principal amount of its 11-3/8% Senior Notes due 2006.

The initial purchasers offered the Notes only to Qualified Institutional Buyers and Accredited Investors as permitted under Rule 144A of the Securities Act. The Notes initially have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

 "Completion of this Offering provides the incremental funding necessary for our five new Sports Clubs in Boston, San Francisco, Washington D.C. and two in New York City. Our focus is squarely on the development of these Clubs to the standards and success of our other Sports Clubs in Los Angeles and New York," commented John M. Gibbons, President and Chief Operating Officer.

The Sports Club Company operates thirteen upscale health and fitness clubs throughout the country under the Sports Club and Spectrum Club names.

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